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                                                                    EXHIBIT 4.20

                         CONSENT AND AMENDMENT AGREEMENT

      THIS CONSENT AND AMENDMENT AGREEMENT dated as of February ____, 2006 (this "Consent"), by and among EMS TECHNOLOGIES CANADA, LTD., a Canadian corporation (the "Borrower"), EMS TECHNOLOGIES, INC., a Georgia corporation
(the "Parent"), the Lenders listed on the signature page hereof and BANK OF AMERICA, NATIONAL ASSOCIATION (CANADA BRANCH), in its capacities as the Funding Agent and the Canadian Agent (the "Agent").

                              W I T N E S S E T H:

      WHEREAS, the Borrower, the Parent, the Lenders and the Agent entered into that certain Canadian Revolving Credit Agreement dated as of December 10, 2004, as amended by amending agreements dated as of February 11, 2005, June 24, 2005 and August 10, 2005 (as so amended, the "Credit Agreement");

      WHEREAS, the Borrower has informed the Agent and the Lenders that the Borrower intends to sell the business currently conducted by the Borrower's EMS Satellite Networks division from leased facilities located in Montreal, Quebec (the "SatNet Assets") and has requested that the Agent and the Lenders consent to the sale of the SatNet Assets as required under Section 7.6 of the Credit Agreement; and

      WHEREAS, the Agent and the Lenders are willing to provide their consent to the sale of the SatNet Assets, but only upon the terms and conditions of this Consent.

      NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Lenders, the Agent and the Borrower hereby agree as follows:

1. DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings ascribed to them as in the Credit Agreement.

2. CONSENT. At the request of the Borrower, but subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Lenders hereby consent to the sale of the SatNet Assets; provided, that (i) the Parent, the Borrower and/or any Subsidiary of either of them receives, on the closing of such sale, cash consideration in an amount not less than U.S.$6,400,000; (ii) the Parent, the Borrower and/or any Subsidiary of either of them receives a promissory note in the principal amount of not less than U.S.$2,300,000 (the "Note"); (iii) the original of the Note, together with any required endorsements, is pledged in accordance with the terms of the Collateral Documents or the U.S. Loan Documents, as applicable; and (iv) (x) the Aggregate Revolving Commitments under the Credit Agreement are permanently reduced by 25% of the Net Proceeds of the sale of the SatNet Assets and thereafter the Borrower repays the amount, if any, that the aggregate of all outstanding Borrowings together with the face amount of all issued Letters of Credit then exceeds the Aggregate Revolving Commitments (as so reduced); and (y) 25% of such Net Proceeds are applied in

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accordance with Section 2.14 of the U.S. Revolving Credit Agreement and at such time the Revolving Commitment under the U.S. Revolving Credit Agreement is permanently reduced by such amount. The Borrower acknowledges and agrees that the Net Proceeds of the Note, as and when received by the Borrower, will be applied in the same manner (including a permanent reduction to the Commitment as described in clause (iv) immediately above. The Borrower acknowledges and agrees that the consent contained in the foregoing sentence shall not waive or amend (or be deemed to be or constitute an amendment to or waiver of) any other covenant, term or provision in the Credit Agreement or hinder, restrict or otherwise modify the rights and remedies of the Lenders and the Agent following the occurrence of any present or future Default or Event of Default (whether or not related to the sale of the SatNet Assets) under the Credit Agreement or any other Loan Document.

3. AMENDMENT TO CREDIT AGREEMENT. Section 7.13(a) of the Credit Agreement is hereby amended by (i) deleting the words "jurisdictions identified in Schedule II" in the fifth and sixth lines thereof and replacing them with the words "the Province of Ontario"; (ii) adding the words "will not" before the word "store" in the fifth line thereof; and (iii) deleting the words "one jurisdiction" in the sixth line thereof and replacing them with the words "the Province of Ontario".

4. EFFECTIVENESS OF CONSENT. The effectiveness of this Consent is subject to the truth and accuracy of the representations set forth in Sections 5 and 6 below and satisfaction of each of the following conditions:

      (a) Receipt by the Agent of counterparts of this Consent duly executed by the Borrower, each Guarantor, the Agent and the Lenders constituting the Required Lenders;

      (b) Receipt by the Agent of a consent substantially in the same form and content as this Consent executed by each of the parties to the U.S. Revolving Credit Agreement;

      (c) Payment of all fees, costs and expenses of the Agent and Lenders, including the fees of Agent's counsel incurred through the date of this Consent; and

      (d) Such other documents, agreements, instruments, certificates or other confirmations as the Agent may reasonably request.

5. REPRESENTATIONS OF THE BORROWER. The Borrower represents and warrants to the Agent and the Lenders that:

      (a) Corporate Power and Authority. The execution, delivery and performance of this Consent and the transactions contemplated hereby (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings, if any, (iii) do not and will not violate any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower and (iv) does not violate or breach any provision of the organizational documents of, or any agreement or other instrument binding upon, the Borrower or its Subsidiaries. The Loan Documents constitute the legal, valid and binding obligations of each of the Loan Parties who is a party thereto, enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws

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generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      (b) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Consent and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, the execution, delivery and performance of this Consent by the Borrower.

      (c) No Default. No Default or Event of Default will exist immediately after giving effect to this Consent.

6. REAFFIRMATION OF REPRESENTATIONS. Without limiting Section 5 hereof, the Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (after giving effect to this Consent) with the same force and effect as if such representations and warranties were set forth in this Consent in full (except to the extent that such representations and warranties relate expressly to an earlier date).

7. GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE PROVINCE OF ONTARIO.

8. EFFECT. Except as expressly provided for herein, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

9. COUNTERPARTS. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.

10. ENTIRE AGREEMENT. THIS CONSENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PREVIOUS DISCUSSIONS, CORRESPONDENCE, AGREEMENTS AND OTHER UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.

11. RELEASE OF SECURITY. The Lenders hereby confirm that contemporaneously with the sale of the SatNet Assets consented to hereby, the Agent will be releasing all hypothecs and other security interests held by the Agent for the benefit of the Lenders in the assets of the Borrower located in the Province of Quebec. The Agent shall, and the Lenders authorize and direct the Agent to, from time to time, execute and deliver, at the cost of the Borrower, all such discharges, releases and other documents as the Borrower may reasonably request to give effect to such releases.

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      IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have caused this Consent and Amendment Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

                            EMS TECHNOLOGIES CANADA, LTD.

                            By: __________________________________
                                  Name:
                                  Title:

                            EMS TECHNOLOGIES, INC.

                            By: __________________________________
                                  Name:
                                  Title:

                            BANK OF AMERICA, NATIONAL ASSOCIATION,
                            (CANADA BRANCH) in its capacities as Funding
                            Agent, Canadian Administrative Agent, Issuing Bank, Swingline Lender and Lender

                            By: __________________________________
                                  Name:
                                  Title:

                            GE CANADA FINANCE HOLDING COMPANY, in
                            its capacity as a Lender

                            By: __________________________________
                                  Name:
                                  Title:

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                REAFFIRMATION OF OBLIGATIONS UNDER LOAN DOCUMENTS

      Each of the undersigned hereby reaffirms its continuing obligations owing to the Agent and each Lender under the Loan Documents to which such Person is a party and agrees that the foregoing Consent shall not in any way affect the validity and enforceability of any such Loan Document, or reduce, impair or discharge the obligations of such Person thereunder.

      This reaffirmation shall be construed in accordance with and be governed by the laws (without giving effect to the conflict of law principles thereof) of the Province of Ontario.

      IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Reaffirmation of Obligations under Loan Documents as of February ____, 2006.

                                       EMS TECHNOLOGIES INC.

                                       By:    _________________________________
                                              Name:  __________________________
                                              Title: __________________________

                                       EMS INVESTMENT HOLDINGS, INC.

                                       By:    _________________________________
                                              Name:  __________________________
                                              Title: __________________________

                                       LXE INC.

                                       By:    _________________________________
                                              Name:  __________________________
                                              Title: __________________________

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                                       990834 ONTARIO INC.

                                       By:    ________________________________
                                              Name:  __________________________
                                              Title: __________________________